UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2002

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer I.D. Number

1-16163	WGL Holdings, Inc. 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report:      None

ITEM 5. OTHER EVENTS

On September 27, 2002, the Maryland Public Service Commission (PSC of MD) issued an Order approving the revised settlement agreement that had been filed with the PSC of MD on August 6, 2002. The approved settlement agreement among Washington Gas Light Company and other interested parties provides for an increase of $9.25 million in annual non-gas operating revenues. The increase will become effective for meter readings of the Maryland customers on and after September 30, 2002. The approved settlement agreement does not state a rate of return on common equity.

Washington Gas Light Company is a wholly owned subsidiary of WGL Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date	September 30, 2002	/s/ Mark P. O’Flynn Mark P. O’Flynn Controller (Principal Accounting Officer)